Exhibit 23(i)

                        Consent of Independent Auditors

The Board of Directors
Trigon Healthcare, Inc.:

We consent to incorporation by reference in this registration statement on Form S-8 of Trigon Healthcare, Inc. of our report dated November 6, 1996, relating to the consolidated balance sheets of Blue Cross and Blue Shield of Virginia and subsidiaries as of December 31, 1994 and 1995 and September 30, 1996, and the related consolidated statements of operations, changes in surplus and cash flows for each of the years in the three-year period ended December 31, 1995 and the nine months ended September 30, 1996 which report appears in the registration statement on Form S-1 of Trigon Healthcare, Inc. filed with the Securities and Exchange Commission on August 8, 1996 and as amended through January 29, 1997, incorporated herein by reference. Our report refers to changes in accounting for investment securities, income taxes and postemployment benefits.


                                                         \s\ KPMG Peat Marwick


Richmond, Virginia
February 24, 1997